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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,500,000 shares of Fairfield Communities, Inc. Common Stock pertaining to the Fairfield Communities, Inc. 2000 Incentive Stock Plan of our report dated February 14, 2000, with respect to the consolidated financial statements of Fairfield Communities, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Little Rock, Arkansas
May 18, 2000